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                            HAWKINS, DELAFIELD & WOOD

                               One Gateway Center
                          Newark, New Jersey 07102-5311



                                             April 6, 1998

First Investors Management Company, Inc
95 Wall Street
New York, New York  10005-4297

          Re:  First Investors Multi-State Insured Tax Free Fund, Inc.

Gentlemen:

     We consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                             Very truly yours,

                                         /s/ HAWKINS, DELAFIELD & WOOD